SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 May 11, 1999


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                1-7461                     31-0742926
(State of Incorporation)  (Commission File Number) (IRS Employer Identification
                                                         Number)


               225 S. 15th Street, Suite 600 North
                     Omaha, Nebraska                           68102
              (Address of principal executive offices)      (Zip Code)


                              (402) 344-8800
              (Registrant's telephone number, including area code)


                               Not applicable
           (Former name or former address, if changed since last report)

         Item 5.  Other Events.

                  Reference is made to the press release of Registrant, issued on May 11, 1999, which is incorporated herein by this reference. A copy of the press release is attached to this form 8-K as Exhibit 99.2.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ACCEPTANCE INSURANCE COMPANIES
                                     INC.


                                      By   /s/ Kenneth Coon
                                      Kenneth C. Coon, Chief Executive Officer


                                      May 11, 1999

Exhibits:
---------

99.2      Press Release dated May 11,1999

                                                            EXHIBIT 99.2



                ACCEPTANCE INSURANCE SELLING AUTO UNIT TO MILLERS

                             May 11, 1999, Omaha, NE

         Acceptance Insurance Companies Inc. (NYSE:AIF) and Millers American Group, Inc. announced today that they have entered into a definitive agreement for the sale to Millers of Acceptance's non-standard automobile business, including Phoenix Indemnity Insurance Company. The sale is subject to customary regulatory approvals. Under today's agreement, Acceptance will transfer all of its non-standard auto business and all outstanding stock of Phoenix Indemnity to Millers in exchange for a $25 million cash payment.

         In February, Acceptance announced its intention to withdraw from this line of business as part of a restructuring to focus more heavily on the Company's speciality property and casualty coverages and its crop division. Millers is a diversified holding company based in Fort Worth, Texas with non-standard auto and other insurance and insurance services interests.

         Phoenix Indemnity employs approximately 135 people in its Phoenix, Arizona home office. Through independent agents, it provides non-standard auto insurance primarily in Arizona and several surrounding states. In 1998, Phoenix had gross earned premium of approximately $46 million.

         "We are pleased to have completed this additional step in implementing the plan we announced earlier this year," said Acceptance Chairman and CEO, Kenneth C. Coon. "We will continue to restructure our property and casualty operations by retaining only business where our expertise has been consistently recognized by our customers and which has been profitable for our stockholders," he added.

         Millers' President and CEO, David N. Thompson, noted, "Phoenix Indemnity has an established franchise in its market and non-standard auto business is a strength of Millers. We know our combined operations will enhance the value of both companies to their independent insurance agents throughout the Sunbelt States and elsewhere."

         Acceptance is an A- rated property and casualty insurance company concentrating on writing specialty coverages throughout the United States not generally emphasized by standard insurance carriers. Following completion of this sale, the Company's operations will be conducted through five insurance subsidiaries and one insurance agency. The Company selects underwriting specialties within the property and casualty industry that provide a diversified portfolio of products, with the goal of producing underwriting results better than the industry average.

Contact:    Kenneth C. Coon                        David N. Thompson
            Chairman & CEO                         President & CEO
            Acceptance Insurance Companies Inc.    Millers American Group, Inc.
            402-344-8800                           817-348-3410